Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-267628 and 333-251791) and Registration Statements on Forms S-3 (Nos. 333-291705, 333-291704, 333-288149, 333-286091, 333-285878, 333-285744, 333-282814, 333-272986, 333-263930, 333-175006, and 333-185846) of Comstock Inc. of our report dated March 24, 2026, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ ASSURE CPA, LLC

Spokane, Washington

March 24, 2026